UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported): September 20, 2007

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I-TRAX, INC.
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(Exact name of registrant as specified in its charter)

Delaware ------------------------	001-31584 ------------------------	23-3057155 ------------------------
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Hillman Drive, Suite 130 Chadds Ford, Pennsylvania ------------------------------------------------	19317 ------------------------------------------------
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:                                                                                                           (610) 459-2405

N/A
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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      Regulation FD Disclosure.

In meetings with investors scheduled for September 20 through 27, 2007, Frank A. Martin, the Chairman of I-trax, Inc. (“I-trax” or the “Company”), expects to update investors on the following:

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The Company has opened six new on-site facilities since the end of the second quarter, bringing to 231 the total number of sites operated by the Company.  The Company now serves 105 clients in 35 states.

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The Company has received verbal commitments from, and is in the contracting phase with, new or existing clients to open an additional 32 on-site centers and pharmacies in the coming 12 to 24 months.  Many of these sites are for integrated pharmacy and primary care centers, which are larger and represent higher revenue and margin per site.

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Committed sites include: a large, multi-site opportunity in the Midwest (which the Company previously announced); new primary care and pharmacy centers for two existing clients in the Southeast; and a primary care and pharmacy facility that will be the largest to date for the Company.  The latter facility will open in the second half of 2008 and will increase the Company’s annual pass-through pharmaceutical purchases by up to $40 million, which is a material increase over current levels.

This summary does not include a number of strategic multi-site takeovers of existing facilities, which the Company refers to as “lift-outs,” that could further significantly increase the Company’s growth.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I-TRAX, INC.

Date: September 20, 2007	By: /s/ Frank A. Martin
Name: Frank A. Martin
Title: Chairman